UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 11, 2010

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events

On March 11, 2010, SL Green Realty Corp. (the “Company”) announced its commencement of a cash tender offer to purchase up to $250,000,000 aggregate principal amount of the outstanding 3.000% Exchangeable Senior Notes due 2027 issued by the Company’s operating partnership, SL Green Operating Partnership, L.P. (“SL Green OP”), and the outstanding 4.000% Exchangeable Senior Debentures due 2025, 5.150% Notes due 2011 and 5.875% Notes due 2014 issued by Reckson Operating Partnership, L.P. (“Reckson”), a wholly-owned subsidiary of SL Green OP (the “Tender Offer”), on the terms and conditions of the Offer to Purchase dated March 11, 2010 and the accompanying Letter of Transmittal. The Tender Offer will expire at 12:00 midnight, New York City time, on April 7, 2010, unless extended or earlier terminated.  The Tender Offer is conditioned on the consummation of the senior notes offering that is described below.

On March 11, 2010, the Company also announced that Reckson, and SL Green OP and the Company, as co-obligors, have commenced a $250 million offering of senior notes (the “Offering”) in a private offering to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act, subject to market conditions.   The obligations under the Notes will be the joint and several obligations of Reckson, SL Green OP and the Company.  The Company intends to use the net proceeds from the Offering to repurchase any notes tendered under the Tender Offer, with the remaining proceeds, if any, being used for general corporate purposes and/or working capital purposes.

Copies of the press releases announcing the Tender Offer and the Offering, and which describe the Tender Offer and the Offering in greater detail, are hereby incorporated by reference and attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01.             Financial Statements and Exhibits

(d)           Exhibits

99.1                        Press Release announcing the Tender Offer, dated March 11, 2010.

99.2                        Press Release announcing the Offering, dated March 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/S/ Gregory F. Hughes
Gregory F. Hughes
Chief Financial Officer

Date: March 11, 2010